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                                                                  EXHIBIT (e)(5)

[ING FUNDS LOGO]

February 25, 2004

Michael J. Roland
Executive Vice President
ING Funds Distributor, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Dear Mr. Roland:

         Pursuant to the Underwriting Agreement dated September 23, 2002, as amended, between ING Equity Trust and ING Funds Distributor, LLC (the "Agreement") we hereby notify you of our intention to retain you as Underwriter to render underwriting services to ING Principal Protection Fund X and ING Principal Protection Fund XI, two newly established series of ING Equity Trust (the "Funds"), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A is attached hereto.

         Please signify your acceptance to act as Underwriter under the Agreement with respect to the aforementioned Funds.

                                             Very sincerely,

                                             Robert S. Naka
                                             Senior Vice President
                                             ING Equity Trust

ACCEPTED AND AGREED TO:
ING Funds Distributor, LLC


By: /s/ Michael J. Roland
    -----------------------------
    Michael J. Roland
    Executive Vice President


7337 E. Doubletree Ranch Rd.         Tel: 480-477-3000     ING Investments, LLC
Scottsdale, AZ 85258-2034            Fax: 480-477-2700
                                     www.ingfunds.com
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                               AMENDED SCHEDULE A


                               WITH RESPECT TO THE

                             UNDERWRITING AGREEMENT

                                     BETWEEN

                                ING EQUITY TRUST

                                       AND

                           ING FUNDS DISTRIBUTOR, LLC

       Name of Fund

         ING Disciplined LargeCap Fund

         ING Growth Opportunities Fund

         ING LargeCap Value Fund

         ING MidCap Opportunities Fund

         ING MidCap Value Fund

         ING Principal Protection Fund

         ING Principal Protection Fund II

         ING Principal Protection Fund III

         ING Principal Protection Fund IV

         ING Principal Protection Fund V

         ING Principal Protection Fund VI

         ING Principal Protection Fund VII

         ING Principal Protection Fund VIII

         ING Principal Protection Fund IX

         ING Principal Protection Fund X

         ING Principal Protection Fund XI

         ING Real Estate Fund

         ING SmallCap Opportunities Fund

         ING SmallCap Value Fund